Exhibit 10.45

Portions of this exhibit marked [ * ] are requested to be treated confidentially.

CUMMINGS PROPERTIES, LLC

STANDARD FORM	W08120457-DJC-I

COMMERCIAL LEASE

Cummings Properties, LLC (“LESSOR”) hereby leases to TSO Laboratories, Inc. (a MA corp.), 355 Providence Highway, Suite 200, Westwood, MA 02030 (“LESSEE”), the following premises, approximately 8,736 square feet at 233 and 230 West Cummings Park, Woburn, MA 01801 (“premises”), for a term of five years commencing at noon on March 1, 2013 and ending at noon on February 28, 2018 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms, conditions, covenants and obligations (“terms”) shall govern this lease.

1. RENT. LESSEE shall pay LESSOR base rent of one hundred seventeen thousand six hundred sixty four (117,664) U.S. dollars per year, drawn on a U.S. bank, in monthly installments of $9,805.33 on or before the *~~first~~ day of each calendar month, without offset or deduction. The first monthly payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE’s execution of this lease. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place designated in writing by LESSOR. If the “Cost of Living” has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics (“Index”), then base rent due during each calendar year of this lease and any extensions thereof shall be adjusted in proportion to any increase in the Index. The base month from which to determine the amount of each increase shall be January 2013, which figure shall be compared with the figure for November 2013, and each November thereafter to determine the increase (if any) in base rent to be paid during the following calendar year. All such adjustments shall take place with the rent due each January 1. ** If the Index is discontinued, LESSOR shall substitute a comparable index in general use.

*fifth **See Paragraph U of the Rider to Lease

2. SECURITY DEPOSIT. LESSEE shall pay LESSOR a security deposit of $39,400, drawn on a U.S. bank, upon LESSEE’s execution of this lease, which shall be held as security for LESSEE’s performance herein and refunded to LESSEE without interest at the end of this lease, subject to LESSEE’s satisfactory compliance with the terms hereof. LESSEE may not apply the security deposit to any payment due under this lease. In the event of any breach of this lease by LESSEE (beyond any applicable cure period), however, LESSOR may apply the security deposit first to any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of this lease, LESSEE shall fully restore said deposit forthwith. LESSEE’s failure to remit or restore the security deposit shall constitute a substantial lease default. If LESSEE fails to pay the security deposit and the initial rent payment, LESSOR may retake possession and relet the premises or declare this lease null and void for failure of consideration.

3. USE. LESSEE shall use the premises only for pharmaceutical production with administration offices, laboratories, and storage. Part of the premises will be offices, part will be storage areas and part will be work space including specialized “clean” rooms/laboratories.

4. REAL ESTATE TAX INCREASES. LESSEE shall pay LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building(s) of which the premises are a part (“building”)) of any increase in the real estate taxes levied against the land and building (“property”), whether such increase is due to an increase in the tax rate or assessment, or a change in the method of determining real estate taxes. The base from which to determine the amount of any increase in taxes shall be the rate and assessment in effect for the fiscal year ending June 30, 2013, net of abatements, if any.

5. UTILITIES. LESSOR shall provide equipment per LESSOR’s building standards to heat the premises in season and to cool all office areas ~~between May 1 and November 1~~. * LESSEE shall pay all charges for utilities used on the premises, including electricity, telecommunications, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building, ~~including charges for routine maintenance of any on-site septic system~~. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such charges as determined by separate meters serving the premises ~~and/or as a proportionate share if not separately metered~~. *Notwithstanding the previous sentence, LESSOR shall provide equipment per the specifications attached hereto as Exhibit A to serve the CR Area (defined below).

6. COMPLIANCE WITH LAWS. LESSEE agrees not to use the premises in any way that may be unlawful, improper, noisy, offensive or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall fully comply with all applicable statutes, regulations, ordinances and bylaws relating to or arising out of its use, occupancy and operation of the premises and any allowed alterations herein including without limitation, maintaining Worker’s Compensation Insurance and obtaining all licenses and permits necessary for LESSEE’s use and occupancy of the premises.

7. FIRE, CASUALTY, EMINENT DOMAIN. Should *~~a substantial portion~~ of the premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. **When such an event renders the premises substantially unsuitable for the use described above, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within ***~~30~~ days after said event of its intention to restore the premises; or (b) LESSOR fails to restore the premises to a condition substantially suitable for the use described above within ****~~90~~ days after said event. LESSOR reserves all rights for damages or injury to the premises for any taking by eminent domain, except for damage to LESSEE’s property or equipment.

*more than 60 percent **In addition, should more than 60 percent of the square footage of the premises be taken by eminent domain or be damaged by fire or other casualty not caused or contributed to by LESSEE, its employees, agents, contractors, callers, and/or invitees, LESSEE may elect to terminate this lease by serving LESSOR with written notice to that effect not later than 10 days after said fire, casualty, or taking. Time is of the essence. ***15 ****60

8. FIRE INSURANCE. LESSEE shall not permit any use of the premises which will adversely affect or make voidable any insurance on the property, or the contents of the building, or which shall be contrary to any law, regulation or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR’s insurer or any similar entity. LESSEE shall on demand reimburse LESSOR ~~and all other tenants~~ all extra insurance premiums caused by LESSEE’s use of the premises. LESSEE shall not vacate the premises or permit same to be unoccupied other than during LESSEE’s customary non-business days or hours, or cause or allow the utilities serving the premises to be terminated.

9. SIGNS. LESSOR *~~may~~, at its expense, identify LESSEE’s occupancy of the premises with a building standard sign at the main entry to the premises and, if applicable, on the building’s directory. LESSEE shall obtain LESSOR’s prior written consent before erecting any additional sign(s), and shall erect and maintain any such sign(s) in accordance with LESSOR’s building standards for style, size, wording, design, location, etc., now or hereafter made by LESSOR. LESSOR may, at LESSEE’s expense, remove and dispose of any sign not properly approved, erected or maintained. *shall

10. MAINTENANCE. Except as otherwise provided below, LESSOR will maintain the structure, roof, landscaping, heating and cooling equipment, sprinklers, doors, plumbing and electrical wiring at the premises, but specifically excluding damage caused by the careless, malicious, willful or negligent acts of LESSEE or others, and chemical, corrosion or water damage from any source. LESSEE agrees to maintain at its expense all other aspects of the premises in the same condition as they are when delivered to LESSEE or as they may be put in during the lease term, normal wear and tear only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the premises *~~are now~~ in good order**. LESSEE shall properly control and vent all chemicals, radioactive materials, smoke, odors and other materials that may be harmful, and shall not cause the area surrounding the premises or any other common area to be in anything other than a neat and clean condition, and shall appropriately dispose of all waste. LESSEE shall be solely responsible for any damage to any equipment serving the premises or the building which results from the storage, discharge or use of any substance by LESSEE. LESSEE shall not permit the premises to be overloaded, damaged, stripped or defaced***, nor suffer any waste, and will not bring or keep animals therein. If the premises include any wooden mezzanine-type space, the floor capacity of such space is suitable only for light office or storage use. LESSEE will protect any flooring with chair pads under any rolling chairs and shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in heating, ventilating, air conditioning, plumbing or electrical equipment or capacity, and any installation or maintenance of any “non-building standard” leasehold improvements or equipment which is associated with some specific aspect of LESSEE’s use, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE’s sole responsibility and at LESSEE’s expense. All maintenance provided by LESSOR shall be during LESSOR’s normal business hours.

*shall be **and constructed in accordance with the attached lease plan and specifications ***, reasonable wear and tear excepted

11. ASSIGNMENT OR SUBLEASE. Provided LESSEE is not in default of any terms hereof, LESSEE may assign this lease or sublet or allow another entity or individual to occupy all or part of the premises, but only with LESSOR’s prior written consent in each instance*. In no case may LESSEE assign this lease or sublet the premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or sublease, an additional security deposit shall be paid to and held by LESSOR. If LESSEE notifies LESSOR in writing of its desire to assign this lease or sublet, LESSOR may elect to terminate this lease, at an effective date to be determined by LESSOR, upon written notice to LESSEE. Notwithstanding LESSOR’s consent to any assignment or sublease, LESSEE and GUARANTOR shall remain liable for the payment of all rent and for the full performance of all terms of this lease except as otherwise stated and provided for in Paragraph O of the Rider to Lease. *, which consent shall not be unreasonably withheld or delayed

12. ALTERATIONS. LESSEE shall not make structural alterations, additions or improvements of any kind to the premises, but may make nonstructural alterations, additions or improvements with LESSOR’s prior written consent (“allowed alterations”)*. **All allowed alterations*** shall be at LESSEE’s expense and shall conform with LESSOR’s building standards and construction specifications. If LESSOR or its agents provide(s) any services or maintenance in connection with ****~~the allowed alterations~~ and the review thereof, LESSEE will promptly pay any just invoice. LESSEE shall obtain, prior to the commencement of any work, a lien waiver from any contractor performing work at the premises. LESSEE shall not permit any mechanics’ liens or similar liens to remain upon the premises in connection with any work performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. ~~All allowed alterations shall become part of the premises and the property of LESSOR.~~ LESSOR shall have the right at any time to make additions to the building, to change the arrangement of parking areas, stairs or walkways, or otherwise to alter common areas or the exterior of the building, provided such changes do not materially interfere with LESSEE’s use of the premises as described in Section 3 above.

*, which consent shall not be unreasonably withheld or delayed **Notwithstanding the preceding sentence, LESSEE, at LESSEE’s sole expense, may, with LESSOR’s prior written consent in each instance, make all necessary structural alterations, additions, or improvements to the CR Area (only) solely for the purpose of complying with U.S. Food and Drug Administration and European Medical Agency requirements for a “clean room” and/or a laboratory. ***and any and all allowed structural alterations, additions, or improvements to the CR Area ****any work

13. LESSOR’S ACCESS. LESSOR, its agents or designees may at any reasonable time enter to view the premises; *to show the premises to others; to make repairs and alterations as LESSOR, its agents or designees should elect to do for the premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, but at LESSEE’s expense, to make repairs which LESSEE is required but has failed to do. Notwithstanding the foregoing, at no time shall LESSOR or any agents of LESSOR enter the CR Area except upon two business days’ prior notice or except in the event of emergency. *, excluding the CR Area (defined below)

14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE, its employees, agents, callers or invitees for personal injuries and/or property damage resulting in any way from snow or ice on any area serving the premises, except for claims directly resulting from the negligence of LESSOR.

15. ACCESS AND PARKING. LESSEE may without additional charge use parking spaces provided for the building in common with others. The number of spaces used by LESSEE, its employees, agents, callers and invitees, which shall be presumed to equal the number of persons present at the premises, shall not at any time exceed LESSEE’s proportionate share of the total spaces for the building. LESSEE shall not obstruct any portion of the building or its common areas. No unattended parking (i.e., parking where the driver of a vehicle is not readily available at the premises to relocate said vehicle) will be permitted between 7:00 PM and 7:00 AM without LESSOR’s prior written approval, and from November 15 through March 31 annually, such parking shall be permitted only in designated overnight parking areas. Unregistered or disabled vehicles or trailers of any type may not be parked at any time. LESSOR may tow, at LESSEE’s sole risk and expense, any misparked vehicle belonging to LESSEE, its employees, agents, callers or invitees, at any time. LESSOR may record activities at the building with unmonitored cameras, however, LESSEE agrees that LESSOR is not in any way providing any security services for LESSEE, its employees, agents, callers or invitees and accepts full responsibility for protecting the persons and property of LESSEE, its employees, agents, callers and invitees.

16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for death or personal injuries to all persons and/or property damage, including damage by fire or other casualty, occurring in or on the premises (including any common areas as defined below) and arising out of the use, control, condition or occupancy of the premises by LESSEE, except for death, personal injuries and/or property damage directly resulting from the ~~sole~~ negligence of LESSOR. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney’s fees caused by or in any way arising out of any of the aforesaid matters. All common areas, including but not limited to any parking areas, stairs, corridors, roofs, walkways and elevators (“common areas”) shall be considered a part of the premises for purposes of Sections 16 and 17 when they are used by LESSEE, its employees, agents, callers or invitees.

17. INSURANCE. LESSEE shall secure and carry at its expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on personal injuries (including death) and/or property damage arising out of the use, control, condition or occupancy of the premises, including any common areas, by LESSEE, its employees, agents, callers or invitees, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 for each occurrence involving personal injuries (including death), and $1,000,000 for each occurrence involving property damage. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved in writing by LESSOR, and each such policy shall be issued by a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE shall deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days’ prior written notice to each insured. If LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance, and LESSEE shall pay LESSOR any costs that LESSEE would incur for such insurance in complying with this section, plus LESSOR’s administrative expenses.

18. BROKERAGE. LESSEE warrants and represents that it has dealt with no broker, tenant representative or third party in connection with this lease, and agrees to indemnify LESSOR against any brokerage claims arising out of this lease. LESSOR warrants and represents that it has employed no exclusive broker or agent in connection with this lease. If either LESSOR or LESSEE introduces a broker, tenant representative or other third party on its behalf for any extension or expansion of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker, tenant representative or third party.

19. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other like instruments made at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such instruments as necessary to show the subordination of this lease to said mortgages or other such instruments.

20. DEFAULT AND RENT ACCELERATION. In the event that (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE’s property or (b) LESSEE shall default in the observance or performance of any terms herein, and such default shall not be corrected within *1~~0~~ days after written notice thereof, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the premises, to declare the term of this lease ended, and/or to remove LESSEE’s effects, without liability, including for trespass or conversion, and without prejudice to any other remedies. If LESSEE defaults in the payment of any rent, and such default continues for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums is a substantial breach of this lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the net present value of the entire balance of rent due herein as of the date of LESSOR’s notice, using the published prime rate then in effect, shall immediately become due and payable as liquidated damages, since both parties agree that such amount is a reasonable estimate of the actual damages likely to result from such breach. No actions taken by LESSOR under this section shall terminate LESSEE’s obligation to pay rent under this lease, as liquidated damages or otherwise. **Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE’s occupancy, then to any unpaid invoice or other payment due to LESSOR and then to unpaid rent. LESSEE shall pay any invoice within *~~10~~ days after receipt. If any rent and/or other payment is not received by LESSOR when due, then LESSEE shall pay LESSOR a one-time late charge for each past due payment equal to one percent of such overdue amount or $35 (whichever is greater) and interest at the rate of 18 percent per annum on any past due payment.

*30 **(see Paragraphs Q and R of the Rider to Lease)

21. NOTICE. Any notice from LESSOR to LESSEE under this lease shall be given in writing and shall be deemed duly served when left at the premises, served by constable, sent by recognized courier service with a receipt therefor or mailed by certified or registered mail, return receipt requested, postage prepaid to LESSEE at the premises or such other address as LESSEE may designate in writing. Any notice from LESSEE to LESSOR under this lease shall be given in writing and shall be deemed duly served only when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801 or to the last address designated by LESSOR. No oral, facsimile or electronic notice shall have any force or effect. Time is of the essence in the service of any notice.

22. OCCUPANCY. If LESSEE takes possession of the premises prior to the commencement of this lease, LESSEE shall perform all terms of this lease from the date it takes possession. ~~LESSOR may require LESSEE to relocate to another similar premises (which shall be within the same municipality as the current premises, unless LESSEE is not regularly occupying the premises) at any time during the lease term upon written notice to LESSEE and on terms comparable to those herein. LESSEE shall be liable to LESSOR for any and all loss, damages and/or expenses incurred by LESSOR if LESSEE fails to relocate as required herein.~~ If LESSEE occupies, controls or encumbers any part of the premises after the termination of this lease without LESSOR’s written permission, LESSEE shall be liable to LESSOR for any and all loss, damages and/or expenses incurred by LESSOR, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be two times the greater of the monthly rent due under this lease immediately prior to termination or LESSOR’s then current published rent for the premises, it being agreed that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. LESSEE’s occupancy, control, or encumbrance of any part of the premises beyond noon on the last day of any rental period shall constitute occupancy for an entire additional month, and increased payment as provided in this section shall be immediately due and payable. LESSOR’s acceptance of any payments shall not alter LESSEE’s status as a tenant at sufferance.

23. FIRE PREVENTION. LESSEE agrees to use all reasonable precautions against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment and exit signs, and to complete any other modifications within the premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR’s insurer or any similar entity.

24. OUTSIDE AREA. Anything held or stored by LESSEE in any common area without LESSOR’s prior written consent shall be deemed abandoned and may be removed or disposed of by LESSOR at LESSEE’s expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE’s expense by whichever disposal firm LESSOR designates. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE’s proportionate share of any charges associated therewith.

25. ENVIRONMENT. LESSEE shall not interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, vibrations, noise, pets, garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if determined necessary by LESSOR. No oil, hazardous material or waste shall be used, stored, disposed of, or allowed to remain at the premises at any time without LESSOR’s written approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, any and all corrosion or other damage in any way associated with the use, storage, disposal and/or release of same by LESSEE. LESSEE agrees to provide and maintain effective devices for preventing damage to the building and property from deionized water, chemicals or hazardous materials which may be used or present at the premises.

26. RESPONSIBILITY. Neither LESSOR nor OWNER shall be liable to anyone for, nor shall LESSEE’s terms under this lease be reduced because of, loss or damage caused in any way by the use, leakage, discharge, seepage, flooding or escape of water or sewage in any form or from any source, or by the interruption or cessation of any service rendered customarily to the premises or building or agreed to by the terms of this lease, by any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained, or by any change in any utility or service provider, or by any cause beyond LESSOR’s immediate control. Except as otherwise provided for in this lease, neither LESSOR nor OWNER nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages.

27. SURRENDER. On or before the termination of this lease, LESSEE shall remove all of its goods and effects from the premises, and shall deliver to LESSOR exclusive and unencumbered possession of the premises and all keys and locks thereto, all fixtures, equipment and workstations of any type connected therewith, and all allowed alterations made to or upon the premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, window blinds, floor coverings, computer floors, plumbing and plumbing fixtures, heating, ventilating and air conditioning equipment, ductwork, exhaust fans, chillers, security, surveillance and fire protection systems, telecommunications and data wiring, cable trays, telephone systems, air and gas distribution piping, compressors, cranes, hoists, cabinets, counters, shelving, signs, electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, transformers, generators, distribution panels, bus ducts, raceways, receptacles and disconnects, and all furnishings and equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired, ducted or plumbed to any portion of any building or other system serving the premises. Prior to surrender, LESSEE shall, at LESSOR’s option, remove or label for future use any and all wiring and cabling installed and/or used by LESSEE. LESSEE shall deliver the premises broom clean, fully sanitized from any chemicals or other contaminants, and in at least the same condition as they were at the commencement of this lease or any prior lease between the parties for the premises, or as they were modified during said term with LESSOR’s written consent, reasonable wear and tear only excepted, and LESSEE shall be deemed to be encumbering the premises until it delivers the premises to LESSOR in the condition as required herein. Any of LESSEE’s property that remains at the premises upon termination of this lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, without LESSOR being liable for any loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE’s expense; retain same under LESSOR’s control; sell same without notice at a public or private sale and apply the net proceeds of such sale to the payment of any sum due herein; or destroy same. Notwithstanding the delivery of any keys to LESSOR, in no case shall the premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties. The parties’ rights and obligations under this section shall survive termination of the lease.

28. GENERAL. (a) The invalidity or unenforceability of any clause or provision of this lease shall not affect or render invalid or unenforceable any other clause or provision hereof. (b) No consent or waiver, express or implied, by LESSOR to or of any breach of any obligation of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other obligation. (c) The terms of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while lessor or owner of the premises. (d) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed and enforced in accordance with the laws thereof and only in a court therein. Any action or proceeding arising out of this lease shall be brought by LESSEE within one year after the event giving rise to the claim has occurred. (e) If LESSOR or OWNER is a trust, corporation or other limited liability entity, the obligations of LESSOR shall be binding upon the trust, corporation or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner or beneficiary individually. (f) If LESSOR is not the owner (“OWNER”) of the premises, LESSOR represents that OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (g) If LESSEE is more than one person, corporation, other legal entity, partnership or some combination thereof, LESSEE’s obligations are joint and several. Unless repugnant to the context, “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns. (h) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations and statements and LESSEE agrees to keep all financial and other terms of this lease confidential. This lease may not be amended except by written agreement signed by both parties, or as otherwise provided herein, and no oral or written representation shall have any effect hereon. (i) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the premises for the use described above. * (j) If, for any reason, LESSOR does not deliver possession of the premises as provided herein, unless a delay is caused or contributed to in any way by LESSEE, the rent, excluding the cost of any amortized improvements, shall be proportionately abated until LESSOR delivers possession, and LESSOR shall use reasonable efforts to deliver possession at the earliest practical date. LESSEE agrees that said abatement shall be LESSEE’s sole remedy for any delay in delivery of possession and that LESSOR shall not be liable for any damages to LESSEE for such delay. (k) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/or rent shall constitute a reservation of or option for the premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (l) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease or any subsequent amendment or extension, or receive LESSOR’s consent as provided for herein, if LESSEE is at that time in default of any terms hereof. (m) No restriction, condition or other endorsement by LESSEE on any payment, nor LESSOR’s deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR’s rights under this lease. (n) LESSEE shall pay LESSOR for all legal and administrative fees and expenses incurred by LESSOR due to any consent requested by LESSEE or in enforcing any terms of this lease**. (o) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use and/or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any employee, agent, caller or invitee to violate this lease or any of its terms. (p) LESSEE’s covenants under this lease shall be independent of LESSOR’s covenants, and LESSOR’s failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease. (q) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of the subject matter of this lease. (r) See attached Rider to Lease for additional provisions. *see Paragraph T of the Rider to Lease **, except that LESSOR agrees to waive up to $350 of LESSOR’s legal and administrative fees inccurred as a result of LESSEE’s first consent request (only).

In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this lease to be executed this 21st day of December, 2012.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: TSO LABORATORIES, INC.

By:	/s/ Ernest Agresti	By:	/s/ Alexander Beese
	Duly authorized		Duly authorized
Alexander Beese
Print name
President
Title

G U A R A N T Y

In witness whereof, the undersigned GUARANTOR, intending to be legally bound, has caused this guaranty to be executed this             day of             , 20            .

Address: 355 Providence Highway, Suite 200
Signature	Westwood, MA 02030
Print name:
© 2008, Cummings Properties, LLC. All rights reserved.	REV. 01/08

W08120457-DJC-17

CUMMINGS PROPERTIES, LLC

STANDARD FORM

RIDER TO LEASE

The following additional terms are incorporated into and made a part of the attached lease and in the event of any conflict between any term of this Rider to lease and the attached lease, the terms of this rider shall govern:

C. CHANGE IN CORPORATE FORM. If LESSEE is a trust, corporation, partnership or other limited liability entity, LESSEE shall serve written notice to LESSOR within 30 days following the date LESSEE: (a) changes its legal name, (b) merges into or consolidates with a third party, (c) files articles of entity conversion, (d) changes its state of organization/registration, (e) voluntarily or involuntarily dissolves or revokes its articles of organization, articles of incorporation or other charter documents, or (f) changes any trustee(s).

D. LESSOR, at a total charge to LESSEE of $751,949 (the “Construction Charge”) shall complete alterations and improvements within the premises in accordance with the mutually agreed upon plan and specifications attached hereto (“LESSOR’s Work”). The Clean Rooms and Support Area shown as the shaded area on the attached plan shall be known as the “CR Area”. LESSEE acknowledges that all modifications to the CR Area shall be considered “non-building standard” for maintenance purposes pursuant to Section 10 of this lease. LESSEE shall pay to LESSOR (a) $225,585 of the Construction Charge within three business days after LESSEE’s execution of this lease; (b) $225,585 within one business day following LESSOR’s notice to LESSEE of LESSOR’s receipt of the building permit; and (c) the remaining $300,779 within 45 days following LESSOR’s receipt of the building permit (the “Third Installment”) by paying $112,792 of the Third Installment to LESSOR, and by depositing into escrow the remaining $187,987 of the Third Installment (the “Escrow Funds”) pursuant to and in accordance with the terms of the attached mutually agreed upon escrow agreement to be executed by, between, and among LESSOR, LESSEE, and respective counsel for LESSOR and LESSEE (the “Escrow Agreement”) pending substantial completion of LESSOR’s Work. Upon substantial completion of LESSOR’s Work in accordance with the lease plan and specifications attached hereto, collectively, as Exhibit A, the Escrow Funds shall be disbursed to CPL in accordance with the Escrow Agreement.

E. LESSOR will use reasonable efforts to substantially complete LESSOR’s Work within 14 weeks after full execution of this lease, approval of final plans and specifications, and LESSOR’s receipt of rent for the month of March 2013, the full security deposit provided for above, the Construction Charge as provided for in Paragraph D above, and a building permit (the “Construction Due Date”). “Substantially complete” shall mean the date on which LESSOR’s Work has been completed except for items of work and adjustment of equipment and fixtures which can be completed after possession of the premises has been delivered to LESSEE without causing unreasonable interference with LESSEE’s use of the premises (i.e., so-called “punch list” items) and the completion of all items and lease plan modifications in accordance with the specifications, conditions and certifications listed on Exhibit A, including the Clean Room General Conditions and the Clean Room Certifications Process and Criteria. In the event LESSOR does not substantially complete LESSOR’s Work by the Construction Due Date, LESSEE shall, subject to the following sentence, receive an abatement of monthly rent on a per diem basis from the Construction Due Date until the date LESSOR substantially completes LESSOR’s Work. In the event LESSEE in any way delays the substantial completion of LESSOR’s Work, however (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR’s Work, any delay in LESSEE making any payment to LESSOR under

                     LESSOR

                     LESSEE

W08120457-DJC-17

RIDER TO LEASE

(Continued)

this lease, any delay in LESSEE providing information to LESSOR for any permits or plans, and/or any interference by LESSEE and/or LESSEE’s contractor(s) with LESSOR’s Work), the Construction Due Date shall be extended by the length of such delay, and there shall be no abatement of rent for any such period(s) of LESSEE delay. Time is of the essence.

F. LESSEE acknowledges and agrees that LESSOR’s Work may not be substantially completed and that the premises may not be delivered to LESSEE as of the commencement date of this lease. LESSEE’s obligation to pay monthly rent, however, shall, except as provided in Paragraph E above, commence on the commencement date of this lease without any abatement.

G. * Notwithstanding anything to the contrary in Section 25 above, LESSEE may use and store hazardous material, as that term is defined in M.G.L. c. 21E, §2, within the premises, in an amount not to exceed LESSEE’s proportionate share of the total hazardous material storage capacity allowed by applicable building code(s) and governmental authorities, provided LESSEE fully complies with all applicable local, state, and federal laws, regulations, ordinances, and bylaws (collectively, “applicable laws”). In the event that any hazardous material and/or hazardous waste remains in the premises after the termination of this lease or, if applicable, the date LESSEE otherwise vacates the premises, including but not limited to relocating to a new premises pursuant to an amendment to this lease (in either case, the “Vacate Date”), or in the event that any manifest(s) need to be prepared for the delivery, transport, removal, and/or disposal of any hazardous material and/or hazardous waste to or from the premises (e.g., EPA Form 8700-22) and LESSEE’s authorized representative is unavailable for any reason, LESSEE hereby authorizes LESSOR to execute any and all manifests and related documents necessary to properly effectuate such delivery, transport, removal, and/or disposal on LESSEE’s behalf and at LESSEE’s sole expense using LESSEE’s Hazardous Waste Generator Identification Number. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR and OWNER harmless from any and all liability, damage, and personal injury in any way relating to or arising out of the use, storage, disposal, transport, and/or release of such hazardous material or hazardous waste.

H. Notwithstanding anything in Section 10 above to the contrary, LESSEE’s maintenance and repair obligations shall specifically include, without limitation, quarterly inspection, repair and replacement as needed of all acid neutralization, pH adjustment and other wastewater treatment tanks and equipment and drain lines into which said tanks and equipment discharge, backflow preventers, back-up generators, and all HVAC equipment not exclusively serving office areas, as well as all exhaust and intake fan components, including belts and air filters. LESSEE shall be responsible for semiannual (or more frequent if necessary) cleaning and replenishment of neutralizing materials in all tanks, ensuring that all wastewater discharged from the premises is neutralized to a pH range between 6 and 9, or, in the case of deionized water, is appropriately diluted or treated, and fully complying with all applicable laws. Notwithstanding anything in Section 10 above to the contrary, LESSEE acknowledges and agrees that the plumbing, electrical, heating and cooling systems serving the premises shall be maintained by LESSEE, at its sole expense, except that LESSOR shall maintain the restrooms and any of the above systems that exclusively serve(s) the office areas of the premises. LESSEE also agrees to accept all plumbing, electrical, heating and cooling systems in “as is” condition. Throughout the term of this lease, within 30 days following LESSOR’s request, and on or before the Vacate Date, LESSEE shall provide LESSOR with written evidence from a qualified third party of LESSEE’s compliance with the foregoing inspection, repair and maintenance obligations. Time is of the essence. Notwithstanding anything to the contrary in this paragraph, LESSOR shall at LESSOR’s cost, during the first six months following the date LESSOR substantially completes LESSOR’s Work (only), repair, maintain, and, at LESSOR’s sole discretion replace, the plumbing, electrical, heating, and cooling systems exclusively serving the CR Area.

I. * On or before the Vacate Date, LESSEE, at its sole expense, shall have the entire premises, including all extensions thereof (e.g. shafts, ducts, etc.) used in any way by LESSEE, cleaned, sanitized, and tested, and shall provide LESSOR with a written certification from a licensed, independent and certified industrial hygienist (“CIH”) stating that as of the Vacate Date, the entire premises have been cleaned, sanitized, and tested and are free from all harmful chemical, biological, radioactive, or other contamination arising out of LESSEE’s tenancy, that there are no restrictions on future use or occupation by others, including any demolition, modification, and/or disposal of any materials as non-hazardous waste, and that the indoor air quality at the premises is satisfactory. Said cleaning, testing

                     LESSOR

                     LESSEE

W08120457-DJC-17

RIDER TO LEASE

(Continued)

and certification shall be completed in accordance with all CIH professional standards and all applicable laws and shall include, but not be limited to, all cabinetry, countertops, walls, ceilings, floors, casework and all other surfaces, all mechanical and HVAC equipment, ductwork, diffusers, return air grilles, filters, make-up air units, exhaust fans, hoods, plumbing lines and fixtures, drains, septic systems (if any), and all acid neutralization, pH adjustment and other wastewater treatment tanks, piping and equipment. If LESSEE used, stored, and/or disposed of any radioactive materials at, in, on, or near the premises, LESSEE shall provide LESSOR with a written statement from all applicable governmental authorities that the premises have been fully decommissioned in accordance with all applicable laws on or before the Vacate Date.

J. * The premises shall be deemed occupied by LESSEE in accordance with Sections 22 and 27 of this lease unless and until LESSEE has provided, to LESSOR’s satisfaction, the required CIH certification, all applicable decommissioning statements and confirmation of LESSEE’s compliance with its maintenance obligations, all in accordance with the terms of the three preceding paragraphs.

K. * The preceding four paragraphs are key considerations of this lease.

L. * LESSOR consents to LESSEE’s limited access to the roof of the building to perform LESSEE’s maintenance obligations as set forth above (only). LESSEE agrees that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR and OWNER harmless from, all property damage and personal injury, including death, associated in any way with the activities of LESSEE and LESSEE’s agents, employees and contractors on the roof and/or the location, installation or maintenance of said equipment on the roof, including, but not limited to, damage to the watertight integrity of the roof and the roof membrane, from whatever cause.

M. Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that, as of the execution of this lease, not all of the perimeter walls of the premises have been built. Accordingly, upon completion of LESSOR’s Work, LESSOR shall carefully measure the entire premises, and if the size, including common area, does not equal the total number of square feet set forth in the initial paragraph of this lease, LESSOR shall notify LESSEE in writing of the actual revised square footage and the corresponding increase or decrease in rent, based on the same rate per square foot used in this lease, and said actual square footage and adjusted rent shall be substituted for the corresponding figures in this lease as of the commencement date of this lease.

N. Provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease, LESSEE shall have a one-time option to extend the term of this lease, including all terms and escalations herein, for one additional term of five years (the “option term”) by serving LESSOR with written notice of its desire to so extend this lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the initial lease term. Additionally, notwithstanding Section 1 above, annual base rent during the option term shall be recalculated at LESSOR’s published annual rental rate as of the commencement of the option term for similar space. The base month from which to determine the amount of each “Cost of Living” adjustment throughout the option term shall then be changed to January 2018, the “comparison” month shall be changed to November 2018, and the first adjustment during the option term shall take place with the rent due on January 1, 2019. Time is of the essence.

O. Notwithstanding Section 11 above, LESSEE shall, during the initial term of this lease, have a one-time right to assign this lease, without the prior written consent of LESSOR, to Coronado Biosciences, Inc., a DE corporation (“CBI”) or a subsidiary or affiliate of CBI (only), provided LESSEE serves LESSOR with prior written notice to that effect together with all required certificates of insurance from the assignee, and provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease (the “Coronado Assignment”). TSO Laboratories, Inc.’s liability as LESSEE under this lease shall not extend to any obligations arising under this lease after the effective date of the Coronado Assignment, and TSO Laboratories, Inc.’s possessory interest in the premises shall terminate as of 12:00 PM on the effective date of the Coronado Assignment. LESSEE acknowledges and agrees that if LESSEE intends to assign this lease pursuant to this Paragraph O to a subsidiary or affiliate of CBI, the Coronado Assignment shall not be effective unless and until CBI executes LESSOR’s standard form lease guaranty.

                     LESSOR

                     LESSEE

W08120457-DJC-17

RIDER TO LEASE

(Continued)

P. Notwithstanding anything contained herein to the contrary, provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease (beyond any applicable cure period), LESSEE shall have a one-time option to cancel this lease for any reason or no reason at all, effective September 30, 2016, by serving LESSOR with written notice to that effect on or before March 30, 2016, along with the simultaneous payment of $57,474 (by bank check, certified check, cash or wire transfer) as a lease termination fee. Time is of the essence.

Q. * In the event that the entire balance of rent is accelerated pursuant to Section 20 above on account of the non-payment of any sums due under this lease, provided LESSEE then fully cures such non-payment and pays all other sums that are then due (including LESSOR’s legal fees and costs) prior to the entry of a judgment for possession, LESSOR agrees to reinstate this lease and to reverse this charge of accelerated rent, without waiving any rights, including acceleration of rent, which may arise with respect to any subsequent default. Time is of the essence.

R. * In the event this lease is terminated and LESSEE pays LESSOR accelerated rent in accordance with the terms of Section 20 herein, LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of this lease term minus all costs incurred by LESSOR in re-letting the premises. LESSOR’s failure to re-let the premises despite LESSOR’s reasonable efforts shall not limit LESSEE’s liability hereunder.

S. LESSEE may remove all items that have been supplied and installed by LESSEE and are listed in a mutually agreed upon Exhibit B, provided LESSEE has satisfactorily complied with all other terms of this lease, repairs any and all damage resulting from such removal, and restores the premises to a fully functioning clean room facility in accordance with the Lease Plan and Specifications attached hereto and LESSOR’s construction guidelines. All such removal, repair and restoration shall include, at LESSOR’s option, the complete removal of all systems installed by or on behalf of LESSEE, serving said equipment, including without limitation, all piping, conduits, chases, ductwork, rooftop equipment, wiring and/or other components serving or dedicated to said equipment. LESSEE must complete all such removal, repair, restoration and other work prior to the termination date of this lease, and the premises shall not be considered surrendered to LESSOR until LESSEE has fully complied with all the terms of this paragraph and Section 27 of this lease. Time is of the essence.

T. In the event that LESSOR is unable to obtain a building permit for LESSOR’s Work, LESSOR shall have the right, at its sole expense, to appeal any such decision. If LESSOR declines to prosecute said appeal or if any such decision is upheld after all possible appeals have been exhausted, then LESSEE may cancel this lease by serving LESSOR with one full calendar month’s prior written notice to that effect, whereupon LESSOR shall refund to LESSEE the Construction Charge actually paid to LESSOR by LESSEE, and neither party shall have any further obligation to the other. Cancellation of this lease and return of the portion of the Construction Charge paid to LESSOR by LESSEE shall be LESSEE’s exclusive remedies for any failure by LESSOR to obtain a building permit for LESSOR’s Work or otherwise in connection with this paragraph.

U. * Notwithstanding Section 1 above, payment of the “Cost of Living” increase for calendar year 2014 (only) shall be waived. From and after January 1, 2015, annual base rent shall be adjusted in full accordance with Section 1 above, and the first increase shall be effective with the monthly rent due on January 1, 2015.

V. * Notwithstanding monthly rent as provided in Section 1 above, LESSEE may deduct $1,521.59 per month from each monthly rental payment due from March 1, 2013 through February 28, 2014 (only), provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: TSO LABORATORIES, INC.

By:	/s/ Ernest Agresti	By:	/s/ Alexander Beese
	Duly authorized		Duly authorized
Date:	12/2/12	Print Name: Alexander Beese
06/09		Title: President

EXHIBIT A

[*]

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) dated as of this             day of December, 2012 (the “Effective Date”), is entered into by, between, and among TSO Laboratories, Inc., a Massachusetts corporation (the “Company”), Cummings Properties, LLC, a Massachusetts limited liability company (“CPL”), Craig J. Ziady (“CPL’s counsel”), and Louis J. Dakoyannis (“TSO’s counsel”) (CPL’s counsel and TSO’s counsel shall be referred to herein, collectively, as the “Escrow Agents”).

WHEREAS, CPL, as lessor, and the Company, as lessee, have entered into that certain commercial lease dated December             , 2012 (the “Lease”) for premises located at 230 and 233 West Cummings Park, Woburn, MA (the “Premises”);

WHEREAS, CPL has agreed, pursuant to and in accordance with the terms of the Lease, to perform certain modifications to the Premises that are defined in the Lease as “Lessor’s Work” (the “Modifications”) at a cost to the Company of $751,949 (the “Modification Costs”);

WHEREAS, in connection with the Modifications, the Company and CPL desire to appoint the Escrow Agents to serve as escrow agents to whom $187,987 (a sum equal to 25% of the Modification Costs) (“Escrowed Funds”) shall be delivered, and by whom such Escrowed Funds shall be held and disbursed as and when provided herein; and

WHEREAS, the Escrow Agents are willing to accept, hold, and disburse the Escrowed Funds in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Escrowed Funds.

(a) The Company shall deliver the Escrowed Funds to the Escrow Agents within 45 days following CPL’s receipt of the building permit for the Modifications, as described in Paragraph D of the Rider to Lease.

(b) Upon receipt of the Escrowed Funds, the Escrow Agents shall deposit same within three (3) business days into an interest-bearing joint bank account in the names of the Escrow Agents (identified with the tax identification number of the Company). The Escrow Agents shall have signatory power over said account for and on behalf of their respective clients, CPL and the Company. In all events, signatures of both Escrow Agents shall be necessary to disburse or otherwise withdraw any Escrowed Funds.

2. Disbursement.

Upon “substantial completion” (as such term is defined in the Lease) of the Modifications by CPL, CPL and the Company shall provide joint written instructions directing the Escrow Agents to deliver forthwith to CPL the Escrowed Funds, including all accrued interest thereon.

3. Provisions as to Escrow Agents.

(a) Each of CPL and the Company: (i) hereby acknowledges that the Escrow Agents are respective legal counsel to CPL and the Company; and (ii) hereby waives any and all actual and potential conflicts of interest arising during or due to the Escrow Agents’ acting as escrow agents hereunder while they serve as legal counsel.

(b) The Escrow Agents undertake to perform only such duties as are expressly set forth herein. In the event of any dispute between the parties arising pursuant to this Agreement or as to the right of any of the parties in or to this Agreement, it is agreed, notwithstanding anything to the contrary in this Agreement, that the Escrow Agents shall have the right to hold and retain the Escrowed Funds until such dispute is settled or finally determined by settlement, litigation, or otherwise. All parties hereto submit to the jurisdiction of the state courts located in the Commonwealth of Massachusetts with respect to any dispute arising hereunder and agree to bring any action arising out of this Agreement and/or the parties’ rights and responsibilities hereunder only in such venue. In the event of any dispute between the parties arising pursuant to this Agreement or as to the right of any of the parties in or to the disposition of the Escrowed Funds, the Escrow Agents shall have the right to institute an action in interpleader or other similar action permitted in any Massachusetts court of competent jurisdiction, to interplead all interested parties in any Massachusetts court of competent jurisdiction, and/or to deposit with the Clerk of such Court the Escrowed Funds then held by them pursuant hereto and, thereupon, they shall stand fully relieved and discharged of any further duties hereunder, except to the extent that such court shall instruct the Escrow Agents to disburse the Escrowed Funds.

(c) The Escrow Agents shall not be liable to the Company or to CPL, or any other party by reason of any error of judgment, or for any action taken or omitted by the Escrow Agents in good faith, or for any mistake of fact or law, or for anything which the Escrow Agents may do or refrain from doing in connection herewith, unless caused by or arising out of the Escrow Agents’ actual and intentional misconduct or bad faith. The Escrow Agents may consult with counsel of their own choosing and shall have full and complete authorization in good faith to act or refrain from acting in accordance with the opinion of such counsel. In no event shall the Escrow Agents be required to account for the Escrowed Funds subsequent to full disposition thereof by the Escrow Agents.

(d) The Escrow Agents shall be entitled to rely and shall be protected in relying, acting, or refraining from acting, upon any written notice, instruction, or request furnished to it hereunder, including, without limitation, from the Company and/or CPL, without the necessity of the Escrow Agents verifying the truth, accuracy, or genuineness of any such notice, instruction, or request.

(e) The Company shall indemnify the Escrow Agents for, and hold them harmless from and against, any and all loss, liability, and expense incurred without bad faith on the part of such Escrow Agents, arising out of or in connection with their entering into this Agreement and their performance of their duties hereunder, including the costs and expenses of defending themselves against any claim of liability, and to pay or reimburse such Escrow Agents upon request for all expenses, disbursements, and advances, including attorneys’ fees and court costs, incurred or made by them in connection with carrying out their duties hereunder.

(f) Each Escrow Agent may resign and be discharged from his duties hereunder at any time by giving not less than seven (7) business days’ prior written notice of such resignation to the Company and CPL by specifying the date when such resignation shall take effect and by identifying a successor escrow agent (who shall be a licensed attorney in good standing for the respective party) who shall become Escrow Agent hereunder upon the resignation date specified in such notice.

(g) Except as otherwise provided herein, no fees or amounts shall be due and payable to either Escrow Agent for his services under this Agreement.

4. Effect of Termination. Section 3 of this Agreement shall survive termination of this Agreement.

5. Miscellaneous.

(a) This Agreement is executed in and shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to its principles of conflicts of laws.

(b) All notices under this Agreement shall be given in writing and shall be deemed duly served only when delivered (a) by certified or registered mail, return receipt requested, postage prepaid, and simultaneously by facsimile, or (b) by recognized courier service with receipt therefor, to the address set forth beneath the applicable party’s signature hereto. Except as specifically noted otherwise herein, no oral or electronic notice shall have any force or effect.

(c) To the extent that either the Company or CPL serves any written notice or communication to either or both Escrow Agents, the party serving such notice shall simultaneously deliver a copy of such notice to the other party.

(d) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

(e) This Agreement shall be amended only by a written instrument signed by the Company, the Escrow Agents, and CPL. For purposes of this Agreement, other than as provided herein, an electronic mail communication shall not constitute a written instrument signed by all parties. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

(f) This Agreement may be executed in any number of separate counterparts (including by telecopy or .pdf image), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(g) The term of this Agreement shall commence upon the full execution of this Agreement and shall terminate upon delivery of the Escrowed Funds set forth herein, unless earlier terminated by the terms hereof or extended by written agreement executed by all parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: TSO LABORATORIES, INC.	ESCROW AGENT: LOUIS J. DAKOYANNIS, ESQUIRE

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

CPL: CUMMINGS PROPERTIES, LLC	ESCROW AGENT: CRAIG J. ZIADY, ESQUIRE

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

LEASE EXHIBIT B

[*]

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.